UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): October 7, 2019

Value Line, Inc.

(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	0-11306 (Commission File Number)	13-3139843 (I.R.S Employer Identification No.)

551 Fifth Avenue
New York, New York
(Address of Principal Executive Offices)

10176

(Zip Code)

(212) 907-1500
(Registrant’s Telephone Number, Including Area Code)

 Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value per share	VALU	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the of the Securities Exchange Act of 1934.

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On October 7, 2019, the annual meeting of the shareholders of Value Line, Inc. was held for the purpose of election of all Directors. Final votes have been tabulated and reported by American Stock Transfer & Trust Company, LLC, the Company’s transfer agent. Details of the voting are provided below:

Proposal 1:

To elect the following nominees as Directors of the Company.

	Votes For	Withheld

Howard A. Brecher	9,154,740	232,528

Stephen R. Anastasio	9,002,331	384,937

Mary Bernstein	9,154,449	232,819

Alfred R. Fiore	9,162,199	225,069

Stephen P. Davis	9,162,094	225,174

Glenn J. Muenzer	9,004,775	382,493

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

VALUE LINE, INC.

Dated: October 7, 2019	By:	/s/ Howard A. Brecher
Howard A. Brecher Chairman & Chief Executive Officer